UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2024

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Inducement Agreements

On February 4, 2024, Intelligent Bio Solutions Inc. (the “Company”) entered into warrant inducement agreements (the “Agreements”) with certain accredited and institutional holders (collectively, the “Holders”) of the Company’s outstanding Series E Warrants issued on October 4, 2023 (the “Existing Warrants”). Pursuant to the Agreements, each Holder that exercises its Existing Warrants pursuant to the Agreement, will receive one (1) replacement warrant (the “Replacement Warrants” or “Series G Warrants”) for each Existing Warrant exercised. The Existing Warrants have an exercise price of $2.9232 per share. The Replacement Warrants will be exercisable immediately upon issuance and expire on the five and one half (5.5) year anniversary of the date of issuance. The Replacement Warrants are described in greater detail below.

The closing took place on February 7, 2024. Gross proceeds to the Company from the exercise of the Existing Warrants was approximately $1.77 million, prior to deducting closing costs and placement agent fees as further described below. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

As a result of the Holders exercising the Existing Warrants, the Company issued an aggregate of 606,064 shares of its common stock. The shares underlying the Existing Warrants have all been registered on Form S-1 registration statement (Registration Number 333-273219).

The Company agreed to file a resale registration statement registering the shares underlying the Replacement Warrants (“Resale Registration Statement”) within thirty (30) days of the date of the Agreement and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective on or prior to the 180th calendar day after the date of the Agreement.

Subject to the terms of the Agreement, the Company will be required to pay certain liquidated damages if the shares underlying the Replacement Warrants are not registered for resale and the Company (i) fails to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2), as more fully described in the Agreement.

The Company further agreed that until fifteen (15) days after the closing date of the warrant exercise, it will not (other than in connection with limited enumerated exceptions) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement (other than the registration statement registering the shares underlying the Replacement Warrants).

In connection with the transactions contemplated in the Agreement, the Company agreed to pay its placement agent, Ladenburg Thalmann & Co. Inc. (the “Agent”) the following compensation (i) a cash fee equal to 8.0% of the gross proceeds received by the Company in the transactions contemplated by the Agreements, (ii) a management fee equal to 1.0% of the gross proceeds received by the Company in the transactions contemplated by the Agreements, (iii) legal fees and out-of-pocket expenses of $35,000 and (iv) common stock purchase warrants to purchase such number of shares of common stock equal to 5% of the aggregate number shares issued pursuant to the exercise of the Existing Warrants with an exercise price of $4.50 per share and a term of five and one-half years (the “Placement Agent Warrants”).

The foregoing descriptions of the Agreements, the Replacement Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, the Replacement Warrants and the Placement Agent Warrants copies of which are attached to this Current Report on Form 8-K as Exhibits 10.01, 4.01 and 4.02, respectively.

Replacement Warrants / Series G Warrants

Duration and Exercise Price.

Each Series G Warrant has an initial exercise price equal to $4.50 per share, will be immediately exercisable upon issuance, and will expire five and one half (5.5) years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability.

The Series G Warrants will be exercisable, at the option of the Holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A Holder (together with its affiliates) may not exercise any portion of the Series G Warrants to the extent that the Holder would own more than 4.99% (or, at the election of the Holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the Holder to us, the Holder may decrease or increase the Holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Holders may also elect, prior to the issuance of the Series G Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Series G Warrant. In lieu of fractional shares, we will either pay the Holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise.

If at the time a Holder exercises its Series G Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series G Warrants under the Securities Act is not then effective or the prospectus contained therein is not available for the resale of the Warrant Shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series G Warrants.

Transferability.

Subject to applicable laws, a Series G Warrant may be transferred at the option of the Holder upon surrender of the Series G Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

There is no trading market available for the Series G Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series G Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.

Except as otherwise provided in the Series G Warrants or by virtue of such Holder’s ownership of our shares of common stock, the Holders of the Series G Warrants do not have the rights or privileges of Holders of our shares of common stock, including any voting rights, until the Holder exercises their Series G Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the Series G Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the Holders of the Series G Warrants will be entitled to receive upon exercise of the Series G Warrants the kind and amount of securities, cash or other property that the Holders would have received had they exercised the Series G Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series G Warrants, in the event of certain fundamental transactions, the Holders of the Series G Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series G Warrants on the date of consummation of the transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety. The issuance of the Replacement Warrants and the Placement Agent Warrants described in Item 1.01 was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as amended. Neither the issuance of the Replacement Warrants, the Placement Agent Warrants, nor the shares of common stock issuable upon the exercise of the Replacement Warrants or Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01 Other Events.

On February 5, 2024, the Company issued a press release announcing the transactions described in Item 1.01 above.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

No.	Description
4.1	Form of Series G Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Warrant Inducement Agreement
99.1	Press Release, dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2024
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer